EXHIBIT 99.1

PEDIATRIC SERVICES OF AMERICA, INC.

FY 2006 BOARD OF DIRECTORS – COMPENSATION SUMMARY

Annual Retainer:	$20,000 per Board member
Payable quarterly

Annual Committee Chair Retainer:	$2,500 (Chair of Compensation and
Payable quarterly	Nominating/Corporate Governance);

$5,000 (Chair of Audit Committee);

Board Meeting Fees:	$15,000 (5 meetings held annually,
Payable quarterly	including Strategic Planning meeting);

$250 per telephonic meeting held;

Committee Meeting Retainer:	$2,000 (per Compensation and
Payable quarterly	Nominating/Corporate Governance
Committee member);

$4,000 per Audit Committee member

Deferred Compensation:	$13,000 annually, eligible for a 50%
Payable annually	match